File Number 333-206331

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

------------

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

55-0856151

(IRS Employer Identification Number)

5885 Hollis Street, Suite 100

Emeryville, CA  94608

(510) 450-0761

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John G. Melo

President and Chief Executive Officer

5885 Hollis Street, Suite 100

Emeryville, CA  94608

(510) 450-0761

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all correspondence to:

Gordon K. Davidson, Esq.

Daniel J. Winnike, Esq.

Fenwick & West LLP

801 California Street

Mountain View, California 94041

(650) 988-8500

From time to time after the effectiveness of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, $0.0001 par value per share	129,523,417	$1.67	$216,304,106.39	$25,134.54

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock. Of the 129,523,417 shares covered by this Registration Statement, (i) 1,602,562 of such shares represent the maximum amount of shares that are issuable under warrants issued to selling stockholders pursuant to that certain Securities Purchase Agreement dated July 24, 2015 among the Registrant and certain of the selling stockholders and (ii) 50,662,997 of such shares represent the estimated maximum amount of shares that are issuable under warrants issued to certain selling stockholders pursuant to that certain Exchange Agreement dated July 26, 2015 among the Registrant and certain of the Selling Stockholders; provided, however, in each case, that additional shares of common stock may become issuable in the event of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(2)	In accordance with Rule 457(c) under the Securities Act of 1933, the aggregate offering price of our common stock is estimated solely for the purpose of calculating the registration fees due for this filing. For the initial filing of this Registration Statement, this estimate was based on the average of the high and low sales price of our common stock reported by The NASDAQ Global Select Market on August 10, 2015.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with  Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED SEPTEMBER 10, 2015

PROSPECTUS

129,523,417 Shares

AMYRIS, INC.

Common Stock

This prospectus relates to the offer and sale of up to 129,523,417 shares of our common stock by the selling stockholders identified in the “Selling Stockholders” section of this prospectus (the “Offering”).  The shares of common stock registered hereunder consist of (i) outstanding shares held by certain of the selling stockholders, (ii) shares issuable to Maxwell (Mauritius) Pte Ltd, an affiliate of Temasek Holdings (Private) Limited (collectively referred to herein as “Temasek”), upon exercise of warrants issued to Temasek (the “Temasek Warrants”) pursuant to the that certain Exchange Agreement, dated as of July 26, 2015 (the “Exchange Agreement”), among the Company, Temasek and Total Energies Nouvelles Activités USA, an affiliate of Total S.A. (referred to herein as “Total”), (iii) shares issuable to Total upon exercise of warrants issued to Total (the “Total Warrants”) pursuant to the Exchange Agreement, and (iv) shares issuable to certain selling stockholders upon exercise of warrants issued to them pursuant to that certain Securities Purchase Agreement, dated as of July 24, 2015 (the “SPA”), by and among the Company, and the investors named therein (such warrants, the “Private Offering Warrants”).

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices.  We provide more information about how the selling stockholders may sell shares of common stock in the section titled “Plan of Distribution” on page 9.  We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of these shares by the selling stockholders.  We will pay the expenses incurred in registering the shares, including legal and accounting fees.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “AMRS.”  On September 9, 2015, the closing price of our common stock was $1.76.

Investing in our securities involves risks.  See “Risk Factors” commencing on page 3.  You should carefully read this prospectus, the documents incorporated herein, and, if applicable, any prospectus supplement subsequently filed with respect to this prospectus, before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 10, 2015.

TABLE OF CONTENTS

INFORMATION CONTAINED IN THIS PROSPECTUS	i
SUMMARY	1
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	4
SELLING STOCKHOLDERS	5
PLAN OF DISTRIBUTION	9
DESCRIPTION OF CAPITAL STOCK	11
LEGAL MATTERS	14
EXPERTS	14
WHERE YOU CAN FIND MORE INFORMATION	14
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	15

INFORMATION CONTAINED IN THIS PROSPECTUS

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or, if applicable, any accompanying prospectus supplement or any free writing prospectus.  This prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is delivered or securities are sold on a later date.

SUMMARY

The following summary provides an overview of selected information related to this offering and does not contain all the information that you should consider before investing in our securities.  You should carefully read this entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 3, the financial statements and related notes and other information incorporated by reference in this prospectus, and, if applicable, any prospectus supplement or related free writing prospectus, and the additional information described under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before buying securities in this offering. Unless the context otherwise requires, “AMRS,” the “Company,” “we,” “us,” “our” and similar names refer to Amyris, Inc. References to “selling stockholders” refer to the stockholders listed herein under the heading “Selling Stockholders” on page 5, who may sell shares from time to time as described in this prospectus.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process to register 129,523,417 shares of our common stock, or the Shares.  The shares of common stock registered hereunder consist of (i) outstanding shares held by certain of the selling stockholders, (ii) shares issuable to Temasek upon exercise of the Temasek Warrants, (iii) shares issuable to Total upon exercise of the Total Warrants, and (iv) shares issuable to certain of the selling stockholders upon exercise of the Private Offering Warrants. The Shares are being registered for resale or other disposition by the selling stockholders. We will not receive any proceeds from the sale or other disposition of the Shares registered hereunder, or interests therein.

About Amyris, Inc.

Amyris has industrialized synthetic biology and is delivering renewable products globally into various markets ranging from consumer care to fuels. We believe industrial synthetic biology represents a third industrial revolution bringing together biology and engineering to generate new, more sustainable materials to meet the growing global demand. We have built a powerful technology platform, robust manufacturing capability, and a strong pipeline of ongoing collaborations with world-leading companies in a variety of industries. We are working to build demand for our current portfolio of products through a network of distributors and through direct sales in the cosmetics, flavors and fragrances, performance materials, and transportation fuels and lubricants markets. We are also engaged in collaborations across a variety of markets, including our current product markets and new markets, to drive additional product sales and partnership opportunities.

We were founded in 2003 in the San Francisco Bay Area by a group of scientists from the University of California, Berkeley. Our first major milestone came in 2005 when, through a grant from the Bill & Melinda Gates Foundation, we developed technology capable of creating microbial strains to produce artemisinic acid - a precursor of artemisinin, an effective anti-malarial drug. In 2008, we granted royalty-free licenses to allow Sanofi-Aventis (or Sanofi) to produce artemisinic acid using our technology. Since 2013, Sanofi has been distributing millions of artemisinin-based anti-malarial treatments incorporating this artemisinic acid. Building on our success with artemisinic acid, in 2007 we began applying our technology platform to develop, manufacture and sell sustainable alternatives to a broad range of materials.

We focused our initial development efforts primarily on the production of Biofene®, our brand of renewable farnesene, a long-chain, branched hydrocarbon molecule that we manufacture using engineered microbes in fermentation. Using farnesene as a first commercial building block molecule, we have developed a wide range of renewable products for our various target markets including cosmetics, pharmaceuticals, flavors and fragrances and fuels. Our technology platform allows us to rapidly develop microbial strains to produce other target molecules, and in 2014, we began manufacturing additional molecules for the flavors and fragrances industry.

Amyris' microbial engineering and screening technologies modify the way microorganisms process sugars in a fermentation process. We use our proprietary platform to design microbes, primarily yeast, to serve as living factories in established fermentation processes to convert plant-sourced sugars into high-value hydrocarbon molecules instead of low-value alcohol. The first two molecules we developed through this process were artemisinic acid and farnesene. In 2014, we began production of a third molecule at industrial scale and development of various other molecules in our labs. We and our partners develop products from these hydrocarbon ingredients for several target markets, including cosmetics, flavors and fragrances, performance materials, transportation fuels and lubricants. Further, in connection with our partners we have commercialized products for the cosmetics and flavors and fragrances markets.

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We are able to use a wide variety of feedstocks for production, but have focused on accessing Brazilian sugarcane for our large-scale production because of its renewability, low cost and relative price stability. We have also successfully used other feedstocks such as sugar beets, corn dextrose, sweet sorghum and cellulosic sugars at our various manufacturing facilities.

Our mission is to apply inspired science to deliver sustainable solutions for a growing world. We seek to become the world's leading provider of renewable, high-performance alternatives to non-renewable chemicals and fuels. In the past, choosing a renewable product often required producers to compromise on performance or price. With our technology, leading consumer brands can develop products made from renewable sources that offer equivalent or better performance and stable supply with competitive pricing. We call this our No Compromise® value proposition. We aim to improve the world one molecule at a time by providing consumers with the best alternatives.

We have developed and are operating our company under an innovative business model that generates cash from both collaborations and from product sales margins. We believe this combination will enable us to realize our vision of becoming the world’s leading renewable products company.

We were founded in 2003 and completed our initial public offering in 2010. As of June 30, 2015, we had 419 employees (including 248 in the United States and 171 in Brazil). Our corporate headquarters and pilot plant are located in Emeryville, California, and our Brazil headquarters and pilot plant are located in Campinas, Brazil. We have two operating subsidiaries, Amyris Brasil Ltda. (or Amyris Brasil) and Amyris Fuels LLC (or Amyris Fuels). Amyris Brasil oversees establishment and expansion of our production in Brazil. Amyris Fuels was originally established to help us develop fuel distribution capabilities in the United States by selling ethanol and reformulated ethanol-blended gasoline. In the third quarter of 2012, we transitioned out of the ethanol and ethanol-blended gasoline business, to focus our efforts on production and commercialization of renewable products.

Amyris, the Amyris logo, Biofene, Biossance, Dial-A-Blend, Diesel de Cana, Evoshield, µPharm, Myralene, Muck Daddy, Neossance, Beauty is in our biology,  No Compromise, and You Muck Up. We Clean Up. are trademarks or registered trademarks of Amyris, Inc. This prospectus also contains trademarks and trade names of other business that are the property of their respective holders.

Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, CA 94608 and our telephone number at that address is (510) 450-0761.

_________________

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed with the SEC, which is incorporated herein by reference, and may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. These risk factors should be read together with the financial and other information contained or incorporated by reference in this prospectus before making a decision to buy our common stock. If any of the risks actually occur, our business, financial condition and results of operations could suffer. In these circumstances, the market price of our common stock could decline and you may lose all or part of your investment in our common stock.

Additional risks and uncertainties beyond those set forth in our reports and not presently known to us or that we currently deem immaterial may also affect our operations. Any risks and uncertainties, whether set forth in our reports or otherwise, could cause our business, financial condition, results of operations and future prospects to be materially and adversely harmed. The trading price of our common stock could decline due to any of these risks and uncertainties, and, as a result, you may lose all or part of your investment.

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FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  These risks and uncertainties, including those discussed under the heading “Risk Factors” above, include the possibilities of delays or failures in development, production or commercialization of products, and in our reliance on third parties to achieve our goals.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding expected production capacities, volumes and costs; any statements regarding anticipated benefits of our products and expectations for commercial relationships; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  In addition, the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings generally identify forward-looking statements.

Given these uncertainties, you should not place undue reliance on these forward-looking statements.  You should read this prospectus, any supplements to this prospectus and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from what we expect.

The forward-looking statements in this prospectus and in any prospectus supplement or other document we have filed with the SEC represent our views as of the date thereof.  We anticipate that subsequent events and developments will cause our views to change.  However, while we may elect to update these forward-looking statements at some point in the future or to conform these statements to actual results or revised expectations, we have no current intention of doing so except to the extent required by applicable law.  You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

The proceeds from the sale of the Shares offered pursuant to this prospectus are solely for the accounts of the selling stockholders.  Accordingly, we will not receive any of the proceeds from the sale of the Shares offered by this prospectus.  See “Selling Stockholders” and “Plan of Distribution” described below.

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SELLING STOCKHOLDERS

The 129,523,417 shares of common stock covered by this prospectus, or the Shares, consist of outstanding shares held by the selling stockholders and shares issuable to the selling stockholders at their election upon exercise of the Temasek Warrants, the Total Warrants and the Private Offering Warrants. We have agreements in place with the selling stockholders in which we have agreed to file a registration statement with the SEC covering the resale of shares of our capital stock, and this registration statement has been filed pursuant to those agreements.

The tables below present information regarding the selling stockholders and the number of Shares each selling stockholder is offering under this prospectus. We have prepared these tables based on information furnished to us by or on behalf of the selling stockholders. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Beneficial ownership is determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and generally includes voting or investment power with respect to securities, including any securities that grant the selling stockholder the right to acquire common stock within 60 days of July 31, 2015 (the “60-Day Period”).  Because the exercise of the Temasek Warrants, the Total Warrants and the Private Offering Warrants is subject to approval of our stockholders, which we have agreed to seek promptly, these warrants are not deemed to be exercisable in the 60-Day Period. Accordingly, we have presented two tables below, the first of which shows actual beneficial ownership as of July 31, 2015, as determined in accordance with Section 13(d) of the Exchange Act, and the second of which shows such beneficial ownership and also includes the shares issuable upon exercise of the Temasek Warrants, the Total Warrants and the Private Offering Warrants for the respective stockholders. The percentage ownership data is based on 157,512,200 shares of our common stock issued and outstanding as of July 31, 2015.  Since the date on which they provided us with the information below, the selling stockholders may have sold, transferred or otherwise disposed of some or all of their Shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

The terms of the Temasek Warrants, the Total Warrants and the Private Offering Warrants are as follows:

Total Warrants

The Total Warrants consist of the following:

•	A warrant to purchase 18,924,191 shares of the Company’s Common Stock, which expires on July 29, 2020 (the “Total Funding Warrant”).

•	A warrant to purchase 2,000,000 shares of the Company’s common stock that will only be exercisable if the Company fails, as of March 1, 2017, to achieve a target cost per liter to manufacture farnesene (the “Total R&D Warrant”) , which expires on July 29, 2020.

Each of the Total Warrants is exercisable for a per share purchase price of $0.01 per share. The purchase price due on exercise may, at the election of the holder, be paid in cash or on net exercise basis.

Temasek Warrants

The Temasek Warrants consist of the following:

•	A warrant to purchase 14,677,861 shares of the Company’s common stock, which expires on July 29, 2025 (the “Temasek 2015 Warrant”).

•	A warrant exercisable for that number of shares of the Company’s common stock equal to (1) the sum of (A) the number of shares for which Total exercises the Total Funding Warrant plus (B) the number of additional shares for which the certain convertible notes issued by us in October 2013 for an initial aggregate principal amount of $51.8 million (the “Tranche I Notes”) and in January 2014 for an initial aggregate principal amount of $34.0 million (the “Tranche II Notes”) remaining outstanding following the completion of the Exchange may become exercisable as a result of a reduction in the conversion price of such remaining notes as of a result of and/or subsequent to the date of the Exchange plus (C) that number of additional shares in excess of 2,000,000, if any, for which the Total R&D Warrant becomes exercisable, multiplied by a fraction equal to 30.6% divided by 69.4% plus (2) (A) the number of any additional shares for which certain 6.50% Convertible Senior Notes due 2019 issued by us (the “144A Notes”) may become exercisable as a result of a reduction to the conversion price of such 144A Notes multiplied by (B) a fraction equal to 13.3% divided by 86.7% (the “Temasek Funding Warrant”). This warrant expires July 29, 2025, and we estimate that the maximum number of shares issuable under this warrant is 14,180,606 shares.

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•	A warrant exercisable for that number of shares of the Company’s common stock equal to 880,339 multiplied by a fraction equal to the number of shares for which Total exercises the Total R&D Warrant divided by 2,000,000 (the “Temasek R&D Warrant”). This warrant expires July 29, 2025, and we estimate that the maximum number of shares issuable under this warrant is 880,339 shares.

Each of the Temasek Warrants is exercisable for a per share purchase price of $0.01 per share. The purchase price due on exercise may, at the election of the holder, be paid in cash or on net exercise basis.

Private Offering Warrants:

The Private Placement Warrants are exercisable for the purchase of an aggregate of 1,602,562 shares. These warrants expire on July 29, 2020, and are exercisable for a per share purchase price of $0.01 per share. The purchase price due on exercise may, at the election of the holder, be paid in cash or on net exercise basis.

The Shares may be sold by the selling stockholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute their Shares or by other successors in interest. The information regarding shares beneficially owned after this offering assumes the sale of all Shares offered by each of the selling stockholders. The selling stockholders may sell less than all of the Shares listed in the table. In addition, the Shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of Shares the selling stockholders will sell under this prospectus.

The selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years, other than: (i) the acquisition and beneficial ownership of the shares described in the table below, (ii) with respect to Total, Philippe Boisseau serves on our Board of Directors and is an officer of Total S.A., an affiliate of a Total entity with which we have a joint venture, (iii) with respect to Foris Ventures LLC, it is an entity affiliated with our director John Doerr of Kleiner Perkins Caufield & Byers, a current stockholder, and (iv) with respect to Naxyris S.A., it is an investment vehicle owned by Naxos Capital Partners SCA Sicar; director Carole Piwnica is Director of NAXOS UK, which is affiliated with Naxos Capital Partners SCA Sicar.

Table I – Actual Beneficial Ownership

Name of Selling Stockholder	Shares Beneficially Owned before Offering		Shares Offered Hereby (1)	Shares Beneficially Owned After Offering (1)
	Number	Percentage (%)		Number	Percentage (%)
Total Energies Nouvelles Activités USA (2)	65,513,976	36.9	31,716,833	33,797,143	19.0
Maxwell (Mauritius) Pte Ltd (3)	44,884,481	27.8	30,860,633	14,023,848	8.7
Foris Ventures LLC(4)	14,173,907	8.9	9,615,384	4,558,523	2.9
Naxyris S.A.(5)	7,882,992	5.0	2,243,594	5,639,398	3.6
Wolverine Asset Management, LLC (6)	5,830,186	3.6	1,282,051	4,548,135	2.8
Nomis Bay Ltd.(7)	641,025	*	641,025	-	*
Connective Capital I Master Fund, Ltd.(8)	641,025	*	641,025	-	*
Connective Capital Emerging Energy QP, LP(8)	320,512	*	320,512	-	*

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*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	We do not know when or in what amounts a selling stockholder may offer Shares for sale. The selling stockholders may not sell any or all of the Shares offered by this prospectus. Because the selling stockholders may offer all or some of the Shares pursuant to this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the Shares, we cannot estimate the number of Shares that will be held by the selling stockholders after completion of this offering. However, for illustrative purposes of this table, we have assumed that, after completion of this offering, none of the Shares covered by this prospectus will be held by the selling stockholders.
(2)	Includes 20,179,931 shares of common stock that may be issuable upon conversion of certain convertible promissory notes held by Total. Total is a wholly owned subsidiary of Total S.A.Philippe Boisseau, a member of our Board of Directors, is a member of the Executive Committee of Total S.A. The address for Total is 2, Place Jean Millier, 92078 Paris La Défense CEDEX, France.
(3)	Includes (i) 2,670,370 shares of common stock that may be issuable upon conversion of certain convertible promissory notes held by Maxwell (Mauritius) Pte Ltd (“Temasek” or “Maxwell”) and (ii) 1,000,000 shares of common stock that may be issuable upon exercise of a warrant issued to Maxwell on October 16, 2013. Maxwell is wholly owned by Cairnhill Investments (Mauritius) Pte Ltd, which is wholly owned by Fullerton Management Pte Ltd, which is wholly owned by Temasek Holdings (Private) Limited. Each of these entities possesses shared voting and investment control over the shares held by Maxwell. The address of for these entities is 60B Orchard Road, #06-18 Tower 2, The Atrium @ Orchard, Singapore 238891.
(4)	Includes 1,336,898 shares of common stock that may be issuable upon conversion of certain convertible promissory notes held by Foris Ventures, LLC (“Foris”). Foris is indirectly owned by John Doerr, who shares voting and investment control over the shares held by such entity. The address for Foris is 555 Bryant Street, Palo Alto, CA 94301.
(5)	Naxyris SA is an investment vehicle owned by Naxos Capital Partners SCA Sicar. Carole Piwnica is a Director of NAXOS UK, which is an advisor to Naxos Capital Partners SCA Sicar. Ms. Piwnica disclaims beneficial ownership of all shares of Amyris common stock that are or may be beneficially owned by Naxyris SA or any of its affiliates. The address for Naxyris SA is 40 Boulevard Joseph II, L-1840, Luxembourg.
(6)	Includes (i) 4,003,661 shares currently issuable upon conversion of Tranche II Notes, (ii) 534,074 shares currently issuable upon conversion of 144A Notes and (iii) 10,400 shares issuable upon exercise of certain option contracts held by Wolverine Asset Management, LLC. Wolverine Asset Management, LLC (“WAM”) has sole voting and dispositive power over these securities. The sole member and manager of Wolverine Asset Management, LLC is Wolverine Holdings, L.P. (“Wolverine Holdings”). Robert R. Bellick and Christopher L. Gust may be deemed to control Wolverine Trading Partners, Inc., the general partner of Wolverine Holdings. Each of Mr. Bellick and Mr. Gust disclaim beneficial ownership of these securities. The address for Wolverine Flagship Fund Trading Limited is c/o Wolverine Asset Management, LLC, 175 West Jackson Blvd., Suite 340, Chicago, Illinois 60604.
(7)	The business address for Nomis Bay Ltd. is 50 Parliament Street, Hamilton HM 12 Bermuda.
(8)	The address for Connective Capital I Master Fund, LTD and Connective Capital Emerging Energy QP, LP is 385 Homer Avenue, Palo Alto, CA 94301.

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Table II – Alternative Beneficial Ownership Table

Name of Selling Stockholder	Shares Beneficially Owned before Offering		Shares Offered Hereby (1)	Shares Beneficially Owned After Offering (1)
	Number	Percentage (%)		Number	Percentage (%)
Total Energies Nouvelles Activités USA (2)	86,503,173	43.5	52,706,030	33,797,143	19.0
Maxwell (Mauritius) Pte Ltd (3)	74,623,287	39.1	60,599,439	14,023,848	8.7
Foris Ventures LLC(4)	15,135,445	9.5	10,576,922	4,558,523	2.9
Naxyris S.A.(5)	8,107,351	5.1	2,467,953	5,639,398	3.6
Wolverine Asset Management, LLC (6)	5,958,391	3.7	1,410,256	4,548,135	2.8
Nomis Bay Ltd.(7)	705,127	*	705,127	-	*
Connective Capital I Master Fund, Ltd.(8)	705,127	*	705,127	-	*
Connective Capital Emerging Energy QP, LP(9)	352,563	*	352,563	-	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	We do not know when or in what amounts a selling stockholder may offer Shares for sale. The selling stockholders may not sell any or all of the Shares offered by this prospectus. Because the selling stockholders may offer all or some of the Shares pursuant to this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the Shares, we cannot estimate the number of Shares that will be held by the selling stockholders after completion of this offering. However, for illustrative purposes of this table, we have assumed that, after completion of this offering, none of the Shares covered by this prospectus will be held by the selling stockholders.
(2)	Includes (i) 20,179,931 shares of common stock that may be issuable upon conversion of certain convertible promissory notes held by Total, (ii) 128,205 shares issuable upon exercise of a Private Placement Warrant held by Total, (iii) 18,860,992 shares issuable upon exercise of the Total Funding Warrant and (iv) 2,000,000 shares issuable upon exercise of the Total R&D Warrant.
(3)	Includes (i) 2,670,370 shares of common stock that may be issuable upon conversion of certain convertible promissory notes held by Temasek, (ii) 1,000,000 shares of common stock that may be issuable upon exercise of a warrant issued to Maxwell on October 16, 2013, (iii) 14,180,606 shares of common stock issuable upon exercise of the Temasek Funding Warrant, (iv) 14,677,861 shares issuable upon exercise of the Temasek 2015 Warrant, and (v) 880,339 shares issuable upon exercise of the Temasek R&D Warrant.
(4)	Includes (i) 1,336,898 shares of common stock that may be issuable upon conversion of certain convertible promissory notes held by Foris and (ii) 961,538 shares issuable upon exercise of a Private Placement Warrant held by Foris. Foris is indirectly owned by John Doerr, who shares voting and investment control over the shares held by such entity.
(5)	Include 224,359 shares issuable upon exercise of a Private Placement Warrant held by Naxyris SA. Naxyris SA, an investment vehicle owned by Naxos Capital Partners SCA Sicar. Carole Piwnica is Director of NAXOS UK, which is an advisor to Naxos Capital Partners SCA Sicar. Ms. Piwnica disclaims beneficial ownership of all shares of Amyris common stock that are or may be beneficially owned by Naxyris SA or any of its affiliates.
(6)	Includes (i) 4,003,661 shares currently issuable upon conversion of Tranche II Notes, (ii) 534,074 shares currently issuable upon conversion of 144A Notes, (iii) 10,400 shares issuable upon exercise of certain option contracts held by Wolverine Asset Management, LLC and (iv) 128,205 shares issuable upon exercise of a Private Placement Warrant held by Wolverine Asset Management, LLC.
(7)	Includes 64,102 shares issuable upon exercise of a Private Placement Warrant held by Nomis Bay Ltd.
(8)	Includes 64,102 shares issuable upon exercise of a Private Placement Warrant held by Connective Capital I Master Fund, LTD.
(9)	Includes 32,051 shares issuable upon exercise of a Private Placement Warrant held by Connective Capital Emerging Energy QP, LP.

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PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling Shares received from a named selling stockholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell the Shares from time to time on any stock exchange or automated interdealer quotation system on which the Shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated.  The selling stockholders may sell the Shares by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)	privately negotiated transactions;

(f)	short sales;

(g)	through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h)	through the distribution of the securities by any selling stockholder holder to its partners, members or stockholders;

(i)	one or more underwritten offerings on a firm commitment or best efforts basis;

(j)	any combination of any of these methods of sale; and

(k)	through such other method described in any applicable prospectus supplement for such offering.

The selling stockholders may also transfer the securities by gift.  We do not know of any arrangements by the selling stockholders for the sale of any of the securities.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the Shares.  These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder.  Broker-dealers may agree with a selling stockholder to sell a specified number of the Shares at a stipulated price per Share.  If the broker-dealer is unable to sell the Shares acting as agent for a selling stockholder, it may purchase as principal any unsold Shares at the stipulated price.  Broker-dealers who acquire the Shares as principals may thereafter resell the Shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the Shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.  The selling stockholders may also sell the Shares in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the Shares are covered by this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the Shares owned by them.  The pledgees, secured parties or persons to whom the Shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders.  The number of a selling stockholder’s Shares offered under this prospectus will decrease as and when it takes such actions.  The plan of distribution for that selling stockholder’s Shares will otherwise remain unchanged.  In addition, a selling stockholder may, from time to time, sell the Shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the Shares offered under this prospectus may be used to cover short sales.

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To the extent required under the Securities Act, the aggregate amount of selling stockholders’ Shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement.  Any underwriters, dealers, brokers or agents participating in the distribution of the Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ Shares, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the Shares by those broker-dealers.  A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the Shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those Shares.  A selling stockholder may also loan or pledge the Shares offered hereby to a broker-dealer and the broker-dealer may sell the Shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged Shares offered hereby.

The selling stockholders and other persons participating in the sale or distribution of the Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M.  This regulation may limit the timing of purchases and sales of any of the Shares by the selling stockholders and any other person.  The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed for a period of up to five business days before the distribution.  These restrictions may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We have agreed to indemnify in certain circumstances the selling stockholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the Shares covered by the registration statement, against certain liabilities, including liabilities under the Securities Act.  The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

The Shares offered hereby are issuable to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act.  We agreed to register the Shares under the Securities Act and to keep the registration statement of which this prospectus is a part effective until the earlier of the date on which the selling stockholders have publicly sold all of the Shares or the date that all the Shares may be sold by non-affiliates without volume or manner-of-sale restrictions pursuant to Rule 144 promulgated under the Securities Act, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent.  We have agreed to pay all expenses in connection with this offering, including the fees and expenses of one counsel to the selling stockholders, but not including underwriting discounts, concessions, commissions or fees of the selling stockholders or any fees and expenses of other counsel or other advisors to the selling stockholders.

We will not receive any proceeds from sales of any Shares by the selling stockholders.

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We cannot assure you that the selling stockholders will sell all or any portion of the Shares offered hereby.

DESCRIPTION OF CAPITAL STOCK

Common Stock

As of July 31, 2015, our authorized capital stock included 300,000,000 shares of common stock, par value $0.0001 per share.  A description of the material terms and provisions of our restated certificate of incorporation and restated bylaws affecting the rights of holders of our common stock is set forth below.  The description is intended as a summary, and is qualified in its entirety by reference to the form of our restated certificate of incorporation and the form of our restated bylaws to that are filed as exhibits to the registration statement relating to this prospectus.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends, and only then at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  Our restated certificate of incorporation eliminates the right of stockholders to cumulate votes for the election of directors and establishes a classified Board of Directors, divided into three classes with staggered three-year terms.  Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing in office for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association.

Stock Exchange Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “AMRS.”

Registration Rights

Certain of our stockholders hold registration rights pursuant to (i) the Amended and Restated Investors’ Rights Agreement, dated June 21, 2010, by and between us and certain of our stockholders, as amended by Amendment No. 1 to Amended and Restated Investors’ Rights Agreement dated February 23, 2012, Amendment No. 2 to Amended and Restated Investors’ Rights Agreement dated December 24, 2012, Amendment No. 3 to Amended and Restated Investors’ Rights Agreement dated March 27, 2013, Amendment No. 4 to Amended and Restated Investors’ Rights Agreement dated October 16, 2013, Amendment No. 5 to Amended and Restated Investors’ Rights Agreement dated December 24, 2013, and Amendment No. 6 to Amended and Restated Investors’ Rights Agreement dated as of July 29, 2015, by and between us and certain of our stockholders (as amended, the “IRA”), (ii) the Registration Rights Agreement dated February 27, 2012, by and between us and certain of our stockholders, (iii) the Registration Rights Agreement dated July 30, 2012 by and between the Company and Total, (iv) the Amended and Restated Letter Agreement, dated May 8, 2014, between us and certain of our stockholders, (v) the Registration Rights Agreement dated February 24, 2015 between the registrant and Nomis Bay Ltd. and/or (vi) the letter agreement dated as of July 29, 2015 among us and the investors in the Private Offering (“Private Offering Letter Agreement”).

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This prospectus is a part of the registration statement we have filed in order to satisfy our obligations under the Exchange Agreement, under which we agreed to register shares issued under the Exchange Agreement and issuable under the Total Warrants and the Temasek Warrants, and the Private Offering Letter Agreement.

The IRA provides for various registration rights, all as described below:

Piggyback Registration Rights

If we register any of our securities for public sale, the stockholders with registration rights will have the right to include their shares in the registration statement.  However, this right does not apply to a registration relating to any of our employee benefit plans, the offer and sale of debt securities, or a registration on any registration form that does not include the information required for registration of the shares having piggyback registration rights.  The managing underwriter of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered by these holders to 25% of the total shares covered by the registration statement.  The parties to the IRA have waived their respective piggyback rights in connection with the filing of the registration statement relating to this prospectus.

Form S-3 Registration Rights

The holders of shares having registration rights can request that we register all or a portion of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and the aggregate price to the public of the shares offered is at least $2,000,000.  We are required to file no more than one registration statement on Form S-3 upon exercise of these rights in any 12-month period; provided, however, that the filing of the registration statement relating to this prospectus shall not count against such requirement.  We may postpone the filing of a registration statement on Form S-3 for up to 90 days once in a 12-month period if we determine that the filing would be seriously detrimental to us and our stockholders.

Registration Expenses

We will pay all expenses incurred in connection with exercise of demand and piggyback registration rights, except for underwriting discounts and commissions. However, we will not pay for any expenses of any demand registration if the request is subsequently withdrawn by the holders of a majority of the shares requested to be included in such a registration statement, subject to limited exceptions. The expenses associated with exercise of Form S-3 registration rights will be borne pro rata by the holders of the shares registered on such Form S-3.

Expiration of Registration Rights

The registration rights under the IRA described above will expire after February 23, 2017.

Anti-Takeover Provisions

The provisions of Delaware law, our restated certificate of incorporation and our restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

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Delaware Law

Section 203 of the Delaware General Corporation Law prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the Board of Directors prior to the time that the interested stockholder became an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

If Section 203 applied to us, the restrictions could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, could discourage attempts to acquire us.

A Delaware corporation may “opt out” of the restrictions on business combinations contained in Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares.  We have agreed to opt out of Section 203 through our certificate of incorporation, but our certificate of incorporation contains substantially similar protections to our company and stockholders as those afforded under Section 203, except that we have agreed with Total that it and its affiliates will not be deemed to be “interested stockholders” under such protections.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation and our restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:

•	Board of Directors Vacancies. Our restated certificate of incorporation and restated bylaws authorize only our Board of Directors to fill vacant directorships. In addition, the number of directors constituting our Board of Directors will be set only by resolution adopted by a majority vote of our entire Board of Directors. These provisions prevent a stockholder from increasing the size of our Board of Directors and gaining control of our Board of Directors by filling the resulting vacancies with its own nominees.

•	Classified Board. Our restated certificate of incorporation and restated bylaws provide that our Board of Directors is classified into three classes of directors. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our Board of Directors, and the prospect of that delay might deter a potential offeror. Pursuant to Delaware law, the directors of a corporation having a classified board may be removed by the stockholders only for cause. In addition, stockholders will not be permitted to cumulate their votes for the election of directors.

•	Stockholder Action; Special Meeting of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Our restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our Board of Directors, the chairman of our Board of Directors, our chief executive officer or our president.

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•	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•	Issuance of Undesignated Preferred Stock. Under our restated certificate of incorporation, our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board of Directors. The existence of authorized but unissued shares of preferred stock enables our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

In addition, we have an agreement with Total that, so long as Total holds at least 10% of our voting securities, we are required to notify Total if our Board of Directors seeks to cause the sale of the company or if we receive an offer to acquire us.  In the event of such decision or offer, we are required to provide Total with all information given to an offering party and provide Total with an exclusive negotiating period of 15 business days in the event the Board of Directors authorizes us to solicit offers to buy our company, or five business days in the event that we receive an unsolicited offer to purchase us. These rights of Total may have the effect of delaying, deferring or discouraging another person from acquiring our company.

LEGAL MATTERS

The validity of the issuance of the Shares offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California.  The validity of the Shares will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Amyris, Inc. (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Amyris Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Novvi LLC incorporated in this Prospectus by reference to Amyris Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of Pannell Kerr Forster of Texas, P.C., an independent auditor, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the filing requirements of the Securities Exchange Act of 1934, as amended.  Therefore, we file periodic reports, proxy statements and other information with the SEC.  Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

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We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the SEC.  Information on our website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus.  We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act) until we terminate this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement.  We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 31, 2015;

•	our definitive proxy statement for our 2015 Annual Meeting of Stockholders, filed with the SEC on April 6, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 filed with the SEC on May 7, 2015 and August 10, 2015;

•	our Current Reports on Form 8-K filed on January 15, 2015, January 29, 2015, February 26, 2015 (two filed on such date), June 2, 2015, June 9, 2015, July 27, 2015 and July 30, 2015; and

•	the description of our common stock contained in our registration statement on Form 8-A filed April 16, 2010, under the Securities Act, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings by writing or telephoning us at the following address and number:

Amyris, Inc.,

5885 Hollis Street, Suite 100

Emeryville, California

Attention: Investor Relations

+1 (510) 740-7481

Copies of these filings are also available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with the SEC.  The information contained on our website is not a part of this prospectus.

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PROSPECTUS

129,523,417 shares

AMYRIS, INC.

Common Stock

September 10, 2015

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus.  You must not rely on any unauthorized information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful.  Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions in connection with this offering.  All amounts shown are estimates except for the SEC registration fee:

SEC registration fee		$25,134.54
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

____________

*Estimated expenses not presently known.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended.

As permitted by the Delaware General Corporation Law, the registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

As permitted by the Delaware General Corporation Law, the registrant’s restated bylaws provide that:

•	the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•	the registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

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In addition, the registrant has entered into indemnity agreements with each of its current directors and executive officers to provide them with additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections.  The indemnification provisions in the registrant’s restated certificate of incorporation and restated bylaws and the indemnification agreements entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and executive officers for liabilities arising under the Securities Act of 1933, as amended.

The registrant currently carries liability insurance for its directors and officers.

One of the registrant’s directors (John Doerr) is also indemnified by his employer with regard to his service on the registrant’s Board of Directors.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit Number	Description
3.01	Restated Certificate of Incorporation
3.03	Restated Bylaws
4.08	Amended and Restated Letter Agreement re: Registration Rights
4.09	Registration Rights Agreement
4.10	Registration Rights Agreement
4.11	Amended and Restated Investors’ Rights Agreement
4.12	Amendment No. 1 to Amended and Restated Investors’ Rights Agreement
4.13	Amendment No. 2 to Amended and Restated Investors’ Rights Agreement
4.14	Amendment No. 3 to Amended and Restated Investors’ Rights Agreement
4.15	Amendment No. 4 to Amended and Restated Investors’ Rights Agreement
4.16	Amendment No. 5 to Amended and Restated Investors’ Rights Agreement
4.17	Amendment No. 6 to Amended and Restated Investors’ Rights Agreement
4.20	Private Offering Letter Agreement

ITEM 16.	EXHIBITS

Please see the Exhibit Index beginning on page II-7 of this registration statement.

ITEM 17.	UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided , however , that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(e)  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on September 10, 2015.

AMYRIS, INC.

/s/ JOHN G. MELO
John G. Melo
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John G. Melo	Director, President and Chief Executive Officer	September 10, 2015
John G. Melo	(Principal Executive Officer)

/s/ Raffi Asadorian	Chief Financial Officer	September 10, 2015
Raffi Asadorian	(Principal Financial Officer)

/s/ Karen Weaver	Vice President, Finance	September 10, 2015
Karen Weaver	(Principal Accounting Officer)

*	Director	September 10, 2015
Philippe Boisseau

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*	Director	September 10, 2015
John Doerr

*	Director	September 10, 2015
Geoffrey Duyk, M.D., Ph.D.

*	Director	September 10, 2015
Abraham (Bram) Klaeijsen

*	Director	September 10, 2015
Carole Piwnica

*	Director	September 10, 2015
Fernando Reinach, Ph.D.

*	Director	September 10, 2015
HH Sheikh Abdullah bin Khalifa Al Thani

*	Director	September 10, 2015
R. Neil Williams

*	Director	September 10, 2015
Patrick Yang, Ph.D.

/s/ Raffi Asadorian	Attorney-in-fact	September 10, 2015
Raffi Asadorian

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EXHIBIT INDEX

Exhibit		Previously Filed				Filed
Number	Description	Form	File No.	Filing Date	Exhibit	Herewith
3.01	Restated Certificate of Incorporation	10-Q	001-34885	November 10, 2010	3.01
3.02	Certificate of Amendment dated May 12, 2014 of the Restated Certificate of Incorporation	10-Q	001-34887	August 8, 2014	3.02
3.03	Restated Bylaws	10-Q	001-34885	November 10, 2010	3.02
4.01	Specimen of Common Stock Certificate	S-1	333-166135	July 6, 2010	4.01
4.02	Securities Purchase Agreement dated August 8, 2013 among the registrant and registrant’s security holders listed therein	10-Q	001-34885	November 4, 2013	4.01
4.03	Amendment No. 1 to Securities Purchase Agreement dated October 16, 2013 among the registrant and registrant’s security holders listed therein	10-K	001-34885	April 1, 2014	4.25
4.04	Amendment No. 2 to Securities Purchase Agreement and Tranche I Note Amendment Agreement dated December 24, 2013 among the registrant and registrant’s security holders listed therein	10-K	001-34885	April 1, 2014	4.24
4.05	Form of Tranche I Senior Convertible Note issued to each selling stockholder in the amounts set forth next to each selling stockholder’s name on Schedule I of Exhibit 4.02 hereof (as amended and restated as set forth on Schedule I of Exhibit 4.04 hereof)	10-Q	001-34885	November 4, 2013	4.01
4.06	Form of Tranche II Senior Convertible Note issued to each selling stockholder in the amounts set forth next to each selling stockholder’s name on Schedule I of Exhibit 4.02 hereof (as amended and restated as set forth on Schedule I of Exhibit 4.04 hereof)	10-Q	001-34885	November 4, 2013	4.01
4.07	Indenture dated May 29, 2014 between registrant and Wells Fargo Bank, National Association, as Trustee	8-K	001-34885	May 29, 2014	4.06
4.08	Amended and Restated Letter Agreement re: Certain Registration Rights dated May 8, 2014 between registrant and the purchasers listed therein	10-Q	001-34885	August 8, 2014	4.01
4.09	Registration Rights Agreement dated July 30, 2012 between registrant and Total	10-Q	001-34885	November 4, 2013	4.03
4.10	Registration Rights Agreement dated February 27, 2012 between the registrant and registrant’s security holders listed therein	S-3	333-180005	March 9, 2012	4.04
4.11	Amended and Restated Investors’ Rights Agreement dated June 21, 2010 among registrant and registrant’s security holders listed therein	S-1	333-166135	June 23, 2010	4.02
4.12	Amendment No. 1 to Amended and Restated Investors’ Rights Agreement dated February 23, 2012 among registrant and registrant’s security holders listed therein	S-3	333-180005	March 9, 2012	4.06
4.13	Amendment No. 2 to Amended and Restated Investors’ Rights Agreement dated December 24, 2012 among registrant and registrant’s security holders listed therein	10-K	001-34885	March 28, 2013	4.04

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4.14	Amendment No. 3 to Amended and Restated Investors’ Rights Agreement dated March 27, 2013 among registrant and registrant’s security holders listed therein	10-Q	001-34885	June 9, 2013	4.02
4.15	Amendment No. 4 to Amended and Restated Investors’ Rights Agreement dated October 16, 2013 among registrant and registrant’s security holders listed therein	10-K	001-34885	April 2, 2014	4.06
4.16	Amendment No. 5 to Amended and Restated Investors’ Rights Agreement dated December 24, 2013 among registrant and registrant’s security holders listed therein	10-K	001-34885	April 2, 2014	4.07
4.17	Amendment No. 6 to Amended and Restated Investors’ Rights Agreement dated July 29, 2015 among registrant and registrant’s security holders listed therein	S-3	333-206331	August 12, 2015	4.17
4.18	Side Letter dated June 21, 2010 between registrant and Total Gas & Power USA, SAS	S-1	333-166135	June 23, 2010	4.19
4.19	Registration Rights Agreement dated February 24, 2015 between the Registrant and Nomis Bay Ltd	8-K	001-34885	February 26, 2015	4.01
4.20	Letter Agreement dated as of July 29, 2015 among registrant and registrant’s security holders listed therein.	S-3	333-206331	August 12, 2015	4.20
4.21[a]	Form of Warrant to Purchase Stock	S-3	333-206331	August 12, 2015	4.21
4.22	Warrant to Purchase Stock issued July 29, 2015 by the registrant to Total Energes Nouvelles Activités USA	S-3	333-206331	August 12, 2015	4.22
4.23	Warrant to Purchase Stock issued July 29, 2015 by the registrant to Total Energes Nouvelles Activités USA	S-3	333-206331	August 12, 2015	4.23
4.24	Warrant to Purchase Stock issued July 29, 2015 by the registrant to Maxwell (Mauritius) PTE Ltd	S-3	333-206331	August 12, 2015	4.24
4.25	Warrant to Purchase Stock issued July 29, 2015 by the registrant to Maxwell (Mauritius) PTE Ltd	S-3	333-206331	August 12, 2015	4.25
4.26	Warrant to Purchase Stock issued July 29, 2015 by the registrant to Maxwell (Mauritius) PTE Ltd	S-3	333-206331	August 12, 2015	4.26
5.01	Opinion of Fenwick & West LLP regarding the Securities	S-3	333-206331	August 12, 2015	5.01
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)	S-3	333-206331	August 12, 2015	23.01
23.02	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	S-3	333-206331	August 12, 2015	23.02
23.03	Consent of Pannell Kerr Forster of Texas, P.C.	S-3	333-206331	August 12, 2015	23.03
24.01	Power of attorney (included on the signature page)	S-3	333-206331	August 12, 2015	24.01

__________________________

a	Registrant issued substantially identical warrants to the purchasers under that certain Securities Purchase Agreement entered into on July 24, 2015. Registrant has filed the form of warrant issued to Total Energies Nouvelles Activités USA, and has included, with Exhibit 4.21, a schedule (Schedule A to Exhibit 4.21) identifying each of the warrants and setting forth the material details in which the other warrants differ from the filed form of warrant (i.e., the names of the purchasers, the certificate numbers and the respective amounts of shares underlying the warrants).

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